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Exhibit 10.12

BONUS PLAN

        On February 2, 2005, our board of directors established a bonus plan under which officers and salaried employees will be eligible to receive cash bonuses, payable quarterly, in an amount to be determined by the board of directors in its sole discretion. The potential maximum target bonus amounts will be determined annually by the board of directors in its sole discretion. Individual bonuses may be paid quarterly only upon the board of directors' review and approval. In making its quarterly bonus determinations, the board, in its discretion, will consider a number of factors including corporate revenue and earnings for the most recent quarter, as well as individual performance based on quarterly performance reviews. The board has the discretion to award or withhold bonuses from individual employees regardless of the level of corporate revenue or earnings in any particular period. The goals for each officer and salaried employee will be determined at the board of directors' discretion on an annual basis.

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  Exhibit 10.12
BONUS PLAN